                                                                     EXHIBIT 4.3

** Represents material which has been redacted and will be separately filed with the Commission pursuant to a Request for Confidential Treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


       This AMENDMENT NO. 1 to the Stock Purchase Agreement, dated as of December 8, 2004 (the "AGREEMENT"), by and among DELTA GALIL INDUSTRIES LTD., a company organized under the laws of the State of Israel ("DELTA"), DELTA GALIL USA , INC., a Delaware corporation and a wholly owned subsidiary of Delta ("PURCHASER"), and STEVEN KLEIN, KRISTINA NETTESHEIM and GARY BEGGS (the "SELLING Shareholders"), relating to the purchase by the Purchaser of the shares of Burlen Corp., a Georgia corporation ("BURLEN" or the "COMPANY").

                               W I T N E S S E T H

       WHEREAS, the Agreement provided for certain post-closing payments from Purchaser to the Selling Shareholders; and


       WHEREAS, the parties desire to amend the Agreement to take into account the integration of the certain "back-end" operations of the Company and the Purchaser in areas such as finance, human resources, logistics, information technology and, potentially, distribution, thus achieving overall efficiencies; and

       WHEREAS, it had been the parties' intention to transfer the Purchaser's **** business to Burlen, but the parties have subsequently decided not to do so, and the parties wish to amend the Agreement to compensate the Selling Shareholders for this decision.

       NOW, THEREFORE, the parties hereby agree as follows:

1. Any capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

2. Section 1.4 shall be deleted in is entirety and replaced with the following:

         1.4      PERFORMANCE PAYMENT.

                    (a) As used herein:

                            (i) "NET SALES" shall mean net sales, as determined
                  under U.S. GAAP, for all sales by the Company ***** in all cases determined consistent with revenue recognition methodologies employed for the fiscal year ending on December 31, 2004;

                           (ii) "EBIT" shall mean earnings before interest and
                  taxes calculated as set forth in ANNEX 1 to the Agreement.

                          (iii) "MARGIN MINIMUM" shall mean EBIT as a
                  percentage of Net Sales of at least ***% for the relevant period.

                           (iv) "COMBINED SALES" shall mean Net Sales plus net
                  sales by the Purchaser ***********.

                            (v) "BASE NET SALES" shall mean $*******

                           (vi) "BASE COMBINED SALES" shall mean $******

       (b) In addition to the Closing Payment, the Selling Shareholders may be entitled to aggregate consideration in an amount not to exceed $18,000,000 (the "PERFORMANCE PAYMENT"). A portion of the total Performance Payment shall be payable based on the attainment of performance targets for each of 2006, 2007, 2008, 2009, 2010 and 2011 as more fully described below. Any Performance Payment shall be made to the Selling Shareholders pro rata in proportion to their shareholdings in the Company as set forth on SCHEDULE 2.2(C) to the Agreement.

       (c) Any payment of the Performance Payments shall be payable as follows:
75% in cash and 25% in either cash or Ordinary Shares of Delta at Delta's discretion, subject to applicable restrictions on transfer, if any, to which the Ordinary Shares issuable at Closing are subject. In addition thereto and in connection with any such issuance, Delta shall make all such disclosures to the Selling Shareholders as may be required to be made in order to make the previous public statements not materially misleading. The number of Ordinary Shares issuable shall be calculated according to the Fair Market Value. Performance Payments shall be made by Purchaser to the Selling Shareholders within five (5) business days after Net Sales and EBIT for the applicable year are finally determined in accordance with Section 1.5. Notwithstanding anything in the Agreement to the contrary, Delta shall have no right to pay any portion of any amount owed to the Selling Shareholders (whether as part of the Closing Payment or Performance Payments) in Ordinary Shares unless at the time payment in Ordinary Shares is to be made the Ordinary Shares trade on the Tel Aviv Stock Exchange.

       (d) For each year from 2006 through 2011, each of the Net Sales, EBIT and Combined Sales for each such year will be compared to the Target Net Sales, Target EBIT and Target Combined Sales set forth in Table I below. Those amounts will be analyzed using each of the three methods listed under columns A, B and C in Table II. In each column, the Performance Payment due will be the aggregate of the Performance Payment payable in respect of Net Sales, EBIT and Combined Sales for each relevant year. The method that yields the highest aggregate payment for such year will be used to calculate the Performance Payment, if any, to be paid in the aggregate to the Selling Shareholders with respect to such year.

       (e) The Performance Payment may only be paid with respect to any year if the Net Sales generate a gross margin that meets the Margin Minimum. A grace amount of an aggregate shortfall of **% of margin may be used over the course of all of the years (2006 to 2011) for which a Performance Payment is calculable, as follows: If, in any year, the Selling Shareholders would be entitled to a Performance Payment but for the fact that the Margin Minimum requirement has not been met, the Performance Payment will still be payable if the actual EBIT margin can be increased to the Margin Minimum using the grace amount, until the aggregate amount of all such utilizations of the grace amount equals **%. For example, if the actual EBIT margin in one year is ***%, then **% of the grace amount could be used to reach the Margin Minimum of ***%, leaving ***% of the grace amount for future use.


TABLE I
----------------- ------------ -------------- -------------- -------------- -------------- -------------- -------------
                               2006           2007           2008           2009           2010           2011
----------------- ------------ -------------- -------------- -------------- -------------- -------------- -------------
NET SALES         TARGET  NET  ***% of        ***% of        ***% of        ***% of        ***% of        ***% of
                  SALES        Base Net       Base Net       Base Net       Base Net       Base Net       Base Net
                               Sales          Sales          Sales          Sales          Sales          Sales
                  ------------ -------------- -------------- -------------- -------------- -------------- -------------
                  MINIMUM      $********      $********      $******        $******        $*******       $*******
                  NET SALES
----------------- ------------ -------------- -------------- -------------- -------------- -------------- -------------

----------------- ------------ -------------- -------------- -------------- -------------- -------------- -------------
EBIT              TARGET       $*****         $******        $*******       $*******       $********      $******
                  EBIT
                  ------------ -------------- -------------- -------------- -------------- -------------- -------------
                  MINIMUM      $*******       $******        $*******       $*******       $*******       $********
                  EBIT
----------------- ------------ -------------- -------------- -------------- -------------- -------------- -------------

---------------- ------------ -------------- -------------- -------------- -------------- -------------- -------------
COMBINED          TARGET       ***% of        ***% of        ***% of        ***% of        ***% of        ***% of
SALES             COMBINED     Base           Base           Base           Base           Base           Base
                  SALES        Combined       Combined       Combined       Combined       Combined       Combined
                               Sales          Sales          Sales          Sales          Sales          Sales
                  ------------ -------------- -------------- -------------- -------------- -------------- -------------
                  MINIMUM      $******        $******        $*****         $******        $********      $********
                  COMBINED
                  SALES
----------------- ------------ -------------- -------------- -------------- -------------- -------------- -------------

                                                                                                TABLE II
--------------------------------------------------------------------------------------------------------------------
                                A                               B                                C
--------------------------------------------------------------------------------------------------------------------
MAXIMUM
PAYMENT FOR
NET SALES                    $450,000                        $600,000                        $750,000
                                                  Maximum Payment for
                Maximum Payment for Net           Net Sales * [(Actual Net       Maximum Payment for Net
                Sales * [(Actual Net Sales        Sales minus Minimum            Sales* [(Actual Net Sales
                minus Minimum Net                 Net Sales)/ Target Net         minus Minimum Net
                Sales)/(Target Net Sales          Sales minus Minimum            Sales)/(Target Net Sales
                minus Minimum Net Sales)]         Net Sales)]                    minus Minimum Net Sales)]
PAYMENT
FOR
MINIMUM
NET SALES                    $187,500                        $250,000                        $312,500
                                        NO PAYMENT FOR NET SALES BELOW MINIMUM
--------------------------------------------------------------------------------------------------------------------
MAXIMUM
PAYMENT FOR
EBIT                        $2,400,000                      $2,250,000                      $2,100,000
                Maximum Payment for               Maximum Payment for            Maximum Payment for EBIT
                EBIT * [(Actual EBIT              EBIT * [(Actual EBIT           *[(Actual EBIT minus
                minus Minimum                     minus Minimum                  Minimum EBIT)/(Target
                EBIT)/(Target EBIT minus          EBIT)/(Target EBIT             EBIT minus Minimum
                Minimum EBIT)]                    minus Minimum EBIT)]           EBIT)]
PAYMENT FOR
MINIMUM
EBIT                        $1,000,000                       $937,500                        $875,000
                                           NO PAYMENT FOR EBIT BELOW MINIMUM
--------------------------------------------------------------------------------------------------------------------
MAXIMUM
PAYMENT FOR
COMBINED
SALES                        $150,000                        $150,000                        $150,000
                                                  Maximum Payment for
                                                  Combined Sales*
                Maximum Payment for               [(Actual Combined              Maximum Payment for
                Combined Sales* [(Actual          Sales minus Minimum            Combined Sales * [(Actual
                Combined Sales minus              Combined                       Combined Sales minus
                Minimum Combined                  Sales)/Target                  Minimum Combined
                Sales)/(Target Combined           Combined Sales minus           Sales)/(Target Combined
                Sales minus Minimum               Minimum Combined               Sales minus Minimum
                Combined Sales)]                  Sales)]                        Combined Sales)]
PAYMENT FOR
MINIMUM
COMBINED
SALES                        $62,500                         $62,500                          $62,500
                                         NO PAYMENT FOR COMBINED SALES BELOW MINIMUM
--------------------------------------------------------------------------------------------------------------------

     (f) If (I) for any given year the Selling Shareholders were not paid $3,000,000 in the aggregate pursuant to application of the provisions of Section 1.4(d) of this Agreement and (II) if Net Sales, EBIT or Combined Sales for any year exceed the relevant Target for such year (and the Margin Minimum was met or exceeded on such Net Sales for such year), such excess of Net Sales, EBIT or Combined Sales may be added to Net Sales, EBIT or Combined Sales for any previous or subsequent year and the portion of the Performance Payment payable pursuant to application of the provisions of Section 1.4(d) of this Agreement shall be recalculated. The Selling Shareholders shall be entitled to payment of an amount equal to the difference between the recalculated aggregate amount of the Performance Payment payable to the Selling Shareholders as a result of such recalculation and the amounts previously paid in respect of application of the provisions of Section 1.4(d) of this Agreement. In no event shall the aggregate amount of the payments to be made to the Selling Shareholders in respect of any year pursuant to application of the provisions of Section 1.4(d), whether initially or upon any recalculation permitted pursuant to this Section 1.4(f), exceed three million dollars ($3,000,000).For the avoidance of doubt, any recalculation of the Performance Payment authorized to be made pursuant to this Section 1.4(f) shall not include Net Sales for any year in the recalculation if the Margin Minimum for Net Sales for such year has not been met, PROVIDED that Net Sales or Combined Sales which utilize the grace amount described in Section 1.4(e) shall be considered as if such Net Sales had met the Margin Minimum.

     (g) Notwithstanding anything in this Section 1.4 to the contrary or otherwise in this Agreement, if the employment of any Selling Shareholder with Burlen is terminated by Burlen without "Cause" (as such term is defined in such Selling Shareholder's Employment Agreement to be entered into in connection with the transactions contemplated hereby (the "EMPLOYMENT AGREEMENT")) or if any Selling Shareholder terminates his or her employment "For Good Reason" (as such term is defined in the relevant Employment Agreement), and provided that EBIT for the full 12-month period ending on the calendar month prior to the effective date of any such termination are not lower than $12,000,000, Delta shall pay the Selling Shareholders an amount equal to (A) $18,000,000 minus (B) (i) the aggregate amount of any Performance Payments previously made by Delta to the Selling Shareholders, and (ii) any Performance Payments not earned for prior years due to failure to meet the targets set forth above, such payment upon such termination being in full satisfaction of the Performance Payment.

     (h) On March 15, 2006, the Purchaser shall advance to the Selling Shareholders an aggregate amount of $1,250,000, pro rata to each Selling Shareholder in accordance with his or her relative shareholdings in the company as set forth on Schedule 2.2(c) to the Agreement. The advance will be non-recourse and will bear interest at 5.0% The advance will be secured by the Performance Payments due to be paid to the Selling Shareholders with respect to 2007 and 2008. The advance will be repaid by deducting an aggregate of $625,000 from the Performance Payment payable with respect to each of 2007 and 2008, and if not paid then, to the extent that the Selling Shareholders are entitled to Performance Payments in respect of any subsequent year, the advance shall be repaid out of such subsequent Performance Payments.

6. The parties hereby acknowledge that, other than the payments described herein, neither Delta nor Purchaser shall have any other payment obligations to the Selling Shareholders under the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Stock Purchase Agreement to be duly executed as of this 16 day of February, 2006.



                                          DELTA GALIL INDUSTRIES LTD.


                                          By: /s/ YOSSI HAJAJ
                                              ---------------
                                              Name: Yossi Hajaj:
                                              Title: Chief Financial Officer


                                          DELTA GALIL USA, INC.


                                          By: /s/ DAVID KOSTMAN
                                              -----------------
                                              Name: David Kostman
                                              Title: CEO




                                          INDIVIDUAL STOCKHOLDERS:



                                          By: /s/ STEVEN KLEIN
                                              -------------------
                                              Name: Steven Klein



                                          By: /s/ KRISTINA NETTESHEIM
                                              -----------------------
                                              Name: Kristina Nettesheim



                                          By: /s/ GARY BEGGS
                                              -----------------------
                                              Name: Gary Beggs